UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 14, 2008 (July 9, 2008)

EQUITABLE RESOURCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

1-3551	25-0464690
(Commission File Number)	(IRS Employer Identification No.)

225 North Shore Drive, Pittsburgh, Pennsylvania	15212
(Address of Principal Executive Offices)	(Zip Code)

(412) 553-5700

(Registrant’s Telephone Number, Including Area Code)

NONE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2008, the Board of Directors (the “Board”) of Equitable Resources, Inc. (the “Company”) elected Philip G. Behrman and A. Bray Cary, Jr. as independent directors of the Company, with terms expiring at the 2009 Annual Meeting of Shareholders.  Mr. Behrman will serve as a member of the Audit Committee of the Board and Mr. Cary will serve as a member of the Corporate Governance Committee of the Board.  The Board also increased the size of the Board from eleven (11) to twelve (12) members.

Mr. Behrman most recently served as Senior Vice President, Worldwide Exploration of Marathon Oil Corporation, retiring from that position on July 1, 2008.  Mr. Cary currently serves as President and Chief Executive Officer of West Virginia Media Holdings, LLC.

Attached hereto as Exhibit 99.1 is the press release announcing the election.  The press release is furnished and not “filed” for purposes of Section 18 of the Exchange Act of 1934 (the “Exchange Act”) and is not incorporated by reference into any filing under the Securities Act of 1933 (the “Securities Act”) or Exchange Act.

Item 9.01               Financial Statements and Exhibits.

99.1         Press release issued by Equitable Resources, Inc. dated July 9, 2008.  (Furnished and not “filed” for purposes of Section 18 of the Exchange Act and not incorporated by reference into any filing under the Securities Act or Exchange Act.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITABLE RESOURCES, INC.
(Registrant)

	By:	/s/ Philip P. Conti
Philip P. Conti
Senior Vice President and
Chief Financial Officer

Date: July 14, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1

Press release issued by Equitable Resources, Inc. dated July 9, 2008. (Furnished and not “filed” for purposes of Section 18 of the Exchange Act and not incorporated by reference into any filing under the Securities Act or Exchange Act.)